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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT



                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): February 4, 2002
                                                         ----------------

                          The Williams Companies, Inc.
             (Exact name of registrant as specified in its charter)



        Delaware                     1-4174                 73-0569878
        --------                  ------------         ------------------
    (State or other               (Commission           (I.R.S. Employer
    jurisdiction of               File Number)         Identification No.)
     incorporation)



       One Williams Center, Tulsa, Oklahoma              74172
       ------------------------------------              ------
     (Address of principal executive offices)          (Zip Code)



        Registrant's telephone number, including area code: 918/573-2000
                                                            ------------


                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)




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Item 5. Other Events.

         The Williams Companies, Inc. (NYSE:WMB), noting that the three major ratings agencies have maintained its credit ratings, stated today it is taking significant steps to address market concerns that have focused on potential obligations related to its former telecommunications subsidiary, Williams Communications Group, Inc. (NYSE:WCG). While S&P added negative comments pending further review, it later said it would retract a portion of its opinion regarding the impact of Williams' stock price decline on bank borrowing.

         The Chief Executive Officer stated that Williams is prepared to substantially expand its planned asset sale program and, if required, issue equity. He made this statement in regard to Williams' commitment to address market concerns about its potential obligations related to WCG. He further stated that this is in addition to the major steps to enhance our balance sheet that we have already taken and will be pursuing.

         Williams said last week that it is determining whether there will be a need to recognize a charge related to its guarantee of WCG obligations. To the extent that one is required, it will be recorded in Williams' 2001 results as a loss from discontinued operations. The Chief Executive Officer said quantifying the level of any potential WCG obligation is the only issue that remains to be resolved before Williams will report 2001 earnings.

Item 7. Financial Statements and Exhibits.

         Williams files the following exhibit as part of this report:

         Exhibit 99.1 Copy of Williams' press release dated February 4, 2002, publicly announcing the matters reported herein.

         Pursuant to the requirements of the Securities Exchange Act of 1934, Williams has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  THE WILLIAMS COMPANIES, INC.


Date: February 5, 2002            /s/ Suzanne H. Costin
                                  ---------------------------------------
                                  Name:    Suzanne H. Costin
                                  Title:   Corporate Secretary


                                       2


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                                INDEX TO EXHIBITS



EXHIBIT
NUMBER     DESCRIPTION
------     -----------

99.1 Copy of Williams' press release dated February 4, 2002, publicly announcing the matters reported herein.